EXHIBIT 4(C)









                     AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF OCTOBER 13, 1994

                                  BY AND AMONG

                           WOLVERINE WORLD WIDE, INC.

                                 NBD BANK, N.A.

                         HARRIS TRUST AND SAVINGS BANK

                                 COMERICA BANK

                        OLD KENT BANK AND TRUST COMPANY

                                      AND

                            NBD BANK, NA., AS AGENT
























                               TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.  THE COMMITMENTS . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.1  Commitments of the Banks.. . . . . . . . . . . . . . . . . . .   9
         2.2  Termination and Reduction of Commitments.. . . . . . . . . . .   9
         2.3  Commitment Fees. . . . . . . . . . . . . . . . . . . . . . . .  10
         2.4  Unavailable Portion of Commitment; Fee
              Adjustment.. . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.5  Agent's Fee. . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.6  Closing Fee. . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE III.  THE LOANS. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.1  Disbursement of Loans. . . . . . . . . . . . . . . . . . . . .  10
         3.2  Conditions for Disbursement of Initial Loan. . . . . . . . . .  12
         3.3  Conditions for Disbursement of Each Loan.. . . . . . . . . . .  13
         3.4  Minimum Amounts. . . . . . . . . . . . . . . . . . . . . . . .  13
         3.5  Subsequent Elections as to Loans.. . . . . . . . . . . . . . .  13
         3.6  Discretion of the Banks as to Manner of Funding. . . . . . . .  14

ARTICLE IV.  PAYMENTS AND PREPAYMENTS OF LOANS . . . . . . . . . . . . . . .  14
         4.1  Principal Payments.. . . . . . . . . . . . . . . . . . . . . .  14
         4.2  Interest Payments. . . . . . . . . . . . . . . . . . . . . . .  14
         4.3  Optional Prepayment. . . . . . . . . . . . . . . . . . . . . .  14
         4.4  Mandatory Prepayment.. . . . . . . . . . . . . . . . . . . . .  15
         4.5  Payment Method.. . . . . . . . . . . . . . . . . . . . . . . .  15
         4.6  No Setoff or Deduction.. . . . . . . . . . . . . . . . . . . .  15
         4.7  Payment on Non-Business Day; Payment
              Computations.. . . . . . . . . . . . . . . . . . . . . . . . .  15

ARTICLE V. YIELD PROTECTION AND CONTINGENCIES. . . . . . . . . . . . . . . .  16
         5.1  Additional Costs.. . . . . . . . . . . . . . . . . . . . . . .  16
         5.2  Limitation of Requests and Elections.. . . . . . . . . . . . .  16
         5.3  Illegality and Impossibility.. . . . . . . . . . . . . . . . .  17
         5.4  Additional Contingencies.. . . . . . . . . . . . . . . . . . .  17
         5.5  Indemnification. . . . . . . . . . . . . . . . . . . . . . . .  18
         5.6  Capital Adequacy.. . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VI. REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . .  19
         6.1  Corporate Existence and Power. . . . . . . . . . . . . . . . .  19
         6.2  Corporate Authority. . . . . . . . . . . . . . . . . . . . . .  19
         6.3  Binding Effect.. . . . . . . . . . . . . . . . . . . . . . . .  19
         6.4  Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.5  Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . .  20








                           -i-
         6.6  Financial Condition. . . . . . . . . . . . . . . . . . . . . .  20
         6.7  Use of Loans.. . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.8  Consents, Etc. . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.10 Title to Properties. . . . . . . . . . . . . . . . . . . . . .  21
         6.11 Note Agreements. . . . . . . . . . . . . . . . . . . . . . . .  21
         6.12 Environmental and Safety Matters.. . . . . . . . . . . . . . .  21
         6.13 Indebtedness.. . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE VII.  COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.1  Affirmative Covenants. . . . . . . . . . . . . . . . . . . . .  22
              (a) Preservation of Corporate Existence, Etc.. . . . . . . . .  22
              (b) Compliance with Laws, Etc. . . . . . . . . . . . . . . . .  23
              (c) Maintenance of Insurance.. . . . . . . . . . . . . . . . .  23
              (d) Reporting Requirements.. . . . . . . . . . . . . . . . . .  23
              (e) Access to Records, Books, Etc. . . . . . . . . . . . . . .  24
         7.2  Negative Covenants.. . . . . . . . . . . . . . . . . . . . . .  25
              (a) Current Ratio. . . . . . . . . . . . . . . . . . . . . . .  25
              (b) Tangible Net Worth.. . . . . . . . . . . . . . . . . . . .  25
              (c) Total Liabilities to Tangible Net Worth. . . . . . . . . .  25
              (d) Fixed Charge Coverage Ratio. . . . . . . . . . . . . . . .  25
              (e) Indebtedness . . . . . . . . . . . . . . . . . . . . . . .  25
              (f) Liens. . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              (g) Merger; Sale of Assets; Etc. . . . . . . . . . . . . . . .  26
              (h) Nature of Business.. . . . . . . . . . . . . . . . . . . .  26

ARTICLE VIII.  DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.1  Events of Default. . . . . . . . . . . . . . . . . . . . . . .  27
         8.2  Remedies.. . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE IX. THE AGENT AND THE BANKS. . . . . . . . . . . . . . . . . . . . .  30
         9.1  Appointment of Agent.. . . . . . . . . . . . . . . . . . . . .  30
         9.2  Scope of Agency. . . . . . . . . . . . . . . . . . . . . . . .  30
         9.3  Duties of Agent. . . . . . . . . . . . . . . . . . . . . . . .  31
         9.4  Resignation of Agent.. . . . . . . . . . . . . . . . . . . . .  31
         9.5  Pro Rata Sharing by Banks. . . . . . . . . . . . . . . . . . .  32

ARTICLE X.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . .  32
         10.1 Amendments; Etc. . . . . . . . . . . . . . . . . . . . . . . .  32
         10.2 Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         10.3 Conduct No Waiver;  Remedies Cumulative. . . . . . . . . . . .  33
         10.4 Reliance on and Survival of Various Provisions.. . . . . . . .  34
         10.5 Expenses.. . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         10.6 Successors and Assigns.. . . . . . . . . . . . . . . . . . . .  34










                           -ii-

         10.7 Counterparts.. . . . . . . . . . . . . . . . . . . . . . . . .  35
         10.8 Governing Law. . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.9 Headings.. . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         10.10 Construction of Certain Provisions. . . . . . . . . . . . . .  36
         10.11 Integration and Severability. . . . . . . . . . . . . . . . .  36
         10.12 Interest Rate Limitation. . . . . . . . . . . . . . . . . . .  36
         10.13 Independence of Covenants . . . . . . . . . . . . . . . . . .  36
         10.14 Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . .  37


SCHEDULE 6.4       Subsidiaries
SCHEDULE 6.5       Litigation
SCHEDULE 6.12      Environmental and Safety Matters
SCHEDULE 6.13      Indebtedness Greater than $100,000
SCHEDULE 7.2(e)    Permitted Indebtedness

EXHIBIT A          REVOLVING CREDIT NOTE
EXHIBIT B          REQUEST FOR LOAN
EXHIBIT C          REQUEST FOR CONTINUATION OR CONVERSION OF LOAN
EXHIBIT D          ASSIGNMENT AND ACCEPTANCE


































                          -iii-
    THIS AMENDED AND RESTATED CREDIT AGREEMENT, dated October 13,
1994 (this "Agreement"), is among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the "Company"), the Banks named in Section 2.1 hereof (collectively, the "Banks" and, individually, a "Bank"), and NBD BANK, N.A., a national banking association as agent for the Banks (in such capacity, the "Agent").

                                    RECITAL

    The Company desires to amend and restate in its entirety the Credit Agreement among the Company, NBD Bank, N.A., Harris Trust and Savings Bank, Old Kent Bank and Trust Company, Comerica Bank (as successor by merger to Manufacturers Bank, N.A.) and the Agent dated as of March 11, 1993 (the "Prior Credit Agreement"), in order to obtain a revolving bank credit in principal sum not to exceed $50,000,000 to provide funds for its general corporate and working capital purposes, and the Banks are willing to so amend and restate the Prior Credit Agreement on the terms and conditions herein set forth.

                                   AGREEMENT

    In consideration of the premises and of the mutual agreements herein contained, the parties hereto agree that the Prior Credit Agreement shall be amended and restated in its entirety as follows:


                            ARTICLE I.  DEFINITIONS

    1.1 As used herein the following terms shall have the following respective meanings:

    "Affiliate", when used with respect to any person, means any person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, control (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, means possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

    "Applicable Margin" means the following margins for purposes of determining the Eurodollar Rate, as indicated in the following table:

                                   Fixed Charge Coverage Ratio
Total Liabilities                            3.0 to 1.0
to Tangible Net                 Less than    through      Greater than
Worth Ratio                     3.0 to 1.0   4.0 to 1.0   4.0 to 1.0
Greater than
1.0 to 1.0                        1.00%        .875%         .75%




0.8 to 1.0
through
1.0 to 1.0                        .875%         .75%        .625%

Less than
0.8 to 1.0                         .75%        .625%         .50%

         The Applicable Margin shall be adjusted as of the first day of each fiscal quarter of the Company based on the Total Liabilities to Tangible Net Worth Ratio and the Fixed Charge Coverage Ratio at the end of the fiscal quarter immediately preceding the fiscal quarter most recently ended.

         "Business Day" means a day other than a Saturday, Sunday or other day on which the Agent or any Bank is not open for the transaction of substantially all of its banking functions.

         "Commitments" means the commitments of the Banks to lend hereunder pursuant to Section 2.1, in the respective amounts specified in
Section 2.1, as such amounts may be reduced from time to time pursuant to
Section 2.2.

         "Contingent Liabilities" of any person means, as of any date, all obligations of such person or of others for which such person is contingently liable, as obligor, guarantor, surety or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of any letters of credit or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such other person.

         "Current Assets" and "Current Liabilities" of any person means, as of any date, all assets or liabilities, respectively, of such person which, in accordance with generally accepted accounting principles, should be classified as current assets or current liabilities, respectively, on a















                           -2-
balance sheet of such person; provided, however, that for purposes of calculating the covenant contained in Section 7.2(a) and to the extent not otherwise included therein, all Loans and interest thereon shall be included in the term "Current Liabilities".

         "Current Ratio" of any person means, as of any date, the ratio of Current Assets of such person to Current Liabilities of such person.

         "Dollars" and "$" means the lawful money of the United States of America.

         "Effective Date" means the effective date specified in the final paragraph of this Agreement.

         "Environmental Laws" at any date means all provisions of law, statute, ordinances, rules, regulations, judgments, writs, injunctions, decrees, orders, awards and standards (but only to the extent such standards could be determined to be legally binding or the violation of such standards could give rise to liability of the Company or any of its Subsidiaries) promulgated by the government of the United States of America or any foreign government or by any state, province, municipality or other political subdivision thereof or therein or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning the protection of, or regulating the discharge of substances into, the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "Eurodollar Business Day" means, with respect to any Eurodollar Rate Loan, a day which is both a Business Day and a day on which dealings in Dollar deposits are carried out in the interbank market selected by the Agent with respect to such Eurodollar Rate Loan.

         "Eurodollar Interest Period" means, with respect to any Eurodollar Rate Loan, the period commencing on the day such Eurodollar Rate Loan is made or converted to a Eurodollar Rate Loan and ending on the date 1, 2, 3, or 6 months thereafter, as the Company may elect under Section 3.1 or 3.5, and each subsequent period commencing on the expiry of the immediately preceding Eurodollar Interest Period and ending on the date 1, 2, 3, or 6 months thereafter, as the Company may elect under Section 3.1 or 3.5, provided, however, that (a) any Eurodollar Interest Period which commences on the last Eurodollar Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Eurodollar Business Day of the appropriate subsequent calendar month, (b) each Eurodollar Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall end on the next succeeding Eurodollar Business Day or, if such next succeeding Eurodollar Business Day falls in





                           -3-

the next succeeding calendar month, on the next preceding Eurodollar Business Day, and (c) no Eurodollar Interest Period shall be permitted which would end after the Termination Date.

         "Eurodollar Rate" means, with respect to any Eurodollar Rate Loan and the related Eurodollar Interest Period, the per annum rate that is equal to the sum of:

         (a)  the Applicable Margin, plus

         (b) the per annum rate of interest determined by dividing (i) the per annum rate of interest at which deposits in Dollars for such Eurodollar Interest Period in an aggregate amount comparable to the amount of the Agent's portion of such Eurodollar Rate Loan are offered to NBD Bank, N.A. by other prime banks in the London or Nassau interbank market, selected in the Agent's discretion, at approximately 11:00 a.m. Detroit time, as the case may be, on the second Eurodollar Business Day prior to the first day of such Eurodollar Interest Period; by (ii) a percentage equal to 100% minus that percentage (expressed as a decimal) that is specified on the first day of such Eurodollar Interest Period by the Board of Governors of the Federal Reserve System (or any successor agency thereto) for determining the maximum reserve requirement (including, without limitation, any marginal, emergency or special reserves) with respect to eurocurrency funding (currently referred to as "Eurocurrency liabilities" in Regulation D of such Board) maintained by a member bank of such System;

all as conclusively determined by the Agent, such sum to be rounded up, if necessary, to the nearest whole multiple of 1/100 of 1%, and such Eurodollar Rate to be adjusted as and when any change occurs in the reserve requirements referred to in subparagraph (b) above.

         "Eurodollar Rate Loan" means any Loan which bears interest at the Eurodollar Rate.

         "Event of Default" means any of the events or conditions described in Section 8.1.

         "Existing Note Agreements" means the Note Agreements, each dated as of August 1, 1994, Re: $30,000,000 7.81% Senior Notes Due August 15, 2004, together with any document or instrument executed pursuant thereto, between the Company and each of Teachers Insurance and Annuity Association of America, The Minnesota Mutual Life Insurance Company, Farm Bureau Life Insurance Company of Michigan, FB Annuity Company, Federated Life Insurance Company and Federated Mutual Insurance Company.

         "Fixed Charge Coverage Ratio" shall have the meaning ascribed thereto in Section 7.2(f).






                           -4-

         "Fixed Charges" means, for any period, the sum of (i) the excess of (x) all Interest expense on all Indebtedness (including imputed interest charges with respect to any lease, which in accordance with generally accepted accounting principles, is or should be capitalized on the books of the lessee) of the Company and its Subsidiaries payable with respect to such period over (y) all interest earnings received during such period and
(ii) 33-1/3% of all Rentals (excluding Rentals payable with respect to leases which are or should be capitalized on the books of the lessee) payable during such period by the Company and its Subsidiaries.

         "Floating Rate Loan" means any Loan which bears interest at the Prime Rate.

         "generally accepted accounting principles" means generally accepted accounting principles in effect from time to time applied on a basis consistent with that reflected in the financial statements referred to in Section 6.6.

         "Indebtedness" of any person means, as of any date, (a) all obligations of such person for borrowed money, (b) all obligations as lessee under any lease which, in accordance with generally accepted accounting principles, is or should be capitalized on the books of the lessee, and (c) all obligations of others similar in character to those described in clauses (a) and (b) of this definition for which such person is liable, contingently or otherwise, as obligor, guarantor or in any other capacity, or in respect of which obligations such person assures a creditor against loss or agrees to take any action to prevent any such loss (other than endorsements of negotiable instruments for the collection in the ordinary course of business), including without limitation all reimbursement obligations of such person in respect of letters of credit or similar obligations and all obligations of such person to advance funds to, or to purchase assets, property or services from, any other person in order to maintain the financial condition of such person.

         "Interest" means, for any period, all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made.

         "Interest Payment Date" means (a) with respect to any Floating Rate Loan, the first Business Day of each month, commencing with the first such day occurring after the Effective Date, and (b) with respect to any Eurodollar Rate Loan, the last day of the Interest Period with respect to such Eurodollar Rate Loan and, if such Interest Period exceeds three months, the day in the third month following the month the Loan proceeds were disbursed (or, in the case of the continuation of a Loan as, or conversion of a Loan to, a Eurodollar Rate Loan, the day in the third month following the month in which such continuation or conversion occurred) that numerically corresponds to the date on which the Loan proceeds were disbursed (or to the date on which such continuation or conversion occurred) or, if there is no numerically corresponding day, the last Eurodollar Business Day of that third month.



                           -5-
         "Interest Period" means any Eurodollar Interest Period.

         "Loan" means any borrowing under Section 3.1 and "Loans" means all of the borrowings under Section 3.1.

         "Majority Banks" means Banks holding not less than 66-2/3% of the aggregate principal amount of the Notes then outstanding (or 66-2/3% of the Commitments if no principal amount is outstanding under the Notes).

         "Material Subsidiary" shall mean any Subsidiary of the Company if:

         (1) The assets of such Subsidiary (valued at the greater of book or fair market) as at the end of the immediately preceding fiscal year exceed 5% of Consolidated Total Assets (as defined in the Existing Note Agreements) of the Company and its Subsidiaries; or

         (2) The aggregate sum of all assets (valued at the greater of book or fair market) of such Subsidiary, when combined with the assets of all other Subsidiaries to which Section 8.1(i) would have applied if not for the limitations set forth herein at any time during the three-year period immediately preceding the date of such determination, exceeds 5% of Consolidated Total Assets of the Company and its Subsidiaries; or

         (3) The percentage of Consolidated Net Earnings (as defined in the Existing Note Agreements) of the Company and its Subsidiaries contributed by such Subsidiary during the immediately preceding fiscal year exceeds 5%; or

         (4) 5% is less than the sum of (i) the percentage of Consolidated Net Earnings of the Company and its Subsidiaries contributed by such Subsidiary during its Applicable Year and (ii) the percentage of Consolidated Net Earnings of the Company and its Subsidiaries contributed during its Applicable Year by each other Subsidiary of the Company to which
Section 8.1(i) would have applied at any time during the three-year period immediately preceding the date of such determination if not for the limitations set forth herein. The "Applicable Year" for each such Subsidiary shall be the last complete fiscal year of the Company and its Subsidiaries immediately preceding the date of the occurrence of the relevant event or circumstance described in Section 8.1(i).

         "Net Income" of any person means, for any period, the net income (after deduction for income and other taxes of such person determined by reference to income or profits of such person) for such period, all as determined in accordance with generally accepted accounting principles.

         "Net Income Available for Fixed Charges" means, for any period, the sum of (i) consolidated Net Income of the Company and its Subsidiaries during such period plus (ii) to the extent deducted in determining Net





                           -6-
Income, all provisions for all federal, state or other income taxes made by the Company and its Subsidiaries during such period plus (iii) consolidated Fixed Charges of the Company and its Subsidiaries during such period.

         "Notes" means the promissory notes of the Company issued to the Banks evidencing the Loans, in substantially the form annexed hereto as Exhibit A, as amended or modified from time to time and together with any promissory note or notes issued in exchange or replacement therefor.

         "Overdue Rate" means (a) in respect of principal on Floating Rate Loans, a rate per annum that is equal to the sum of three percent (3%) plus the Prime Rate, (b) in respect of Eurodollar Rate Loans, a rate per annum that is equal to the sum of three percent (3%) plus the per annum rate in effect thereon until the end of the then-current Eurodollar Interest Period for such Loan and thereafter a rate per annum that is equal to the sum of three percent (3%) plus the Prime Rate, and (c) in respect of other amounts payable by the Company hereunder (other than interest) a per annum rate that is equal to the sum of three percent (3%) plus the Prime Rate.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "person" shall include an individual, a corporation, an association, a partnership, a trust or estate, a joint stock company, an unincorporated organization, a joint venture, a government (foreign or domestic), and any agency or political subdivision thereof, and any other entity.

         "Plan" means, with respect to any person, any employee benefit or other plan maintained by such person for its employees and covered by Title IV of ERISA or to which Sec. 412 of the Internal Revenue Code of 1986, as amended from time to time, applies.

         "Prime Rate" means the greater of (a) the per annum rate announced by the Agent from time to time as its "prime rate", which "prime rate" may not be the lowest rate charged by the Agent to any of its customers, such Prime Rate to change simultaneously with any change in such "prime rate", and (b) the per annum rate equal to the sum of one-half of one percent (1/2%) per annum plus the per annum rate established and announced by the Agent from time to time as the opening federal funds rate paid or payable by the Agent in its regional federal funds market for overnight borrowings from other banks.

         "Rentals" means, with respect to any period, the excess of (x) all fixed rents (including all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable with respect to such period by the Company or its







                           -7-

Subsidiaries as lessee or sublessee under a lease of real or personal property (exclusive of any amounts required to be paid by the Company or its Subsidiaries, whether designated as rents or additional rents, on account of maintenance, repairs, insurance, taxes and similar charges) over
(y) all such amounts received by the Company and its Subsidiaries as lessor under a lease of real or personal property during such period.

         "Subsidiary" of any person means any corporation (whether now existing or hereafter organized or acquired) in which at least a majority of the securities of each class having ordinary voting power for the election of directors (other than securities which have such power only by reason of the happening of a contingency), at the time as of which any determination is being made, is owned, beneficially and of record, by such person or by one or more of the other Subsidiaries of such person or by any combination thereof.

         "Tangible Net Worth" of any person means, as of any date (a) the amount of any capital stock or similar ownership liability plus (or minus in the case of a deficit) the capital surplus and retained earnings of such person and the amount of any foreign currency translation adjustment account shown as a capital account of such person, less (b) the net book value of all items of the following character which are included in the assets of such person: (i) goodwill, including without limitation the excess of cost over book value of any asset, (ii) organization or experimental expenses, (iii) unamortized debt discount and expense, (iv) stock discount and expense, (v) patents, trademarks, trade names and copyrights, (vi) treasury stock, (vii) deferred taxes and deferred charges,
(viii) franchises, licenses and permits, and (ix) other assets which are deemed intangible assets under generally accepted accounting principles.

         "Termination Date" means the earlier to occur of (a) October 13, 1998, and (b) the date on which the Commitments shall be terminated pursuant to Section 2.2 or 8.2.

         "Total Liabilities" of any person means, as of any date, all obligations which, in accordance with generally accepted accounting principles, are or should be classified as liabilities on a balance sheet of such person.

         "Total Liabilities to Tangible Net Worth Ratio" means, as of any date, the ratio of consolidated Total Liabilities of the Company and its Subsidiaries to consolidated Tangible Net Worth of the Company and its Subsidiaries.

         1.2  As used herein, the terms "Agent", "Bank", "Banks",
"Company" and "this Agreement" shall have the respective meanings ascribed thereto in the introductory paragraph of this Agreement. Such terms, together with the other terms defined in Section 1.1, shall include both the singular and the plural forms thereof and shall be construed accordingly. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with


                           -8-
the express requirements of this Agreement. Use of the terms "herein", "hereof", and "hereunder" shall be deemed references to this Agreement in its entirety and not to the Section or clause in which such term appears.


                          ARTICLE II.  THE COMMITMENTS

         2.1 Commitments of the Banks. The aggregate Commitment of the Banks shall be $50,000,000. Each Bank agrees, for itself only, subject to the terms and conditions of this Agreement, to lend to the Company from time to time from the Effective Date until the Termination Date, sums not to exceed in aggregate principal amount at any time outstanding the amount set forth opposite its name below (or such proportionate lesser amount as may result from a reduced amount of the available aggregate Commitment of the Banks during such period):

               NAME OF BANK                   COMMITMENT AMOUNT
               NBD Bank, N.A.                     $27,500,000

               Harris Trust                       $10,000,000
                and Savings
                Bank

               Comerica Bank                      $ 7,500,000

               Old Kent Bank and                  $ 5,000,000
                Trust Company
                                                  $50,000,000

         Each borrowing under this Section 2.1 shall be made from the Banks pro rata in accordance with their Commitments.

         2.2 Termination and Reduction of Commitments. The Company shall have the right to terminate or reduce the aggregate Commitments at any time and from time to time, provided that (a) the Company shall give five days' prior written notice of such termination or reduction to the Agent (with sufficient executed copies for each Bank) specifying the amount and effective date thereof, (b) each partial reduction of the aggregate Commitments shall be in a minimum amount of $3,000,000 and in an integral multiple of $1,000,000, and shall reduce all Commitments proportionately,
(c) no such termination or reduction shall be permitted with respect to any portion of the Commitments as to which a request for a Loan pursuant to
Section 3.1 is then pending, and (d) the Commitments may not be terminated if any Loans are then outstanding and may not be reduced below the principal amount of Loans then outstanding. The Commitments or any portion thereof so terminated or reduced may not be reinstated.




                           -9-
         2.3 Commitment Fees. The Company agrees to pay to the Agent for the pro rata benefit of the Banks a commitment fee on the daily average unused amount of the Commitments, for the period from the Effective Date to but excluding the Termination Date, in arrears, at a rate equal to three-eighths of one percent (3/8%) per annum. Accrued commitment fees shall be payable quarterly, in arrears, on the first Business Day of each January, April, July and October, commencing on such Business Day in the month of January, 1995, and on the Termination Date.

         2.4 Unavailable Portion of Commitment; Fee Adjustment. The Company may, by a written notice delivered to the Agent, designate as unavailable up to $20,000,000 of the Commitment, in increments of $5,000,000, provided that the maximum unavailable portion of the Commitment may not exceed the lesser of (i) $20,000,000 or (ii) the unused portion of the Commitment at the time of such designation. In the event of such designation, the commitment fee payable with respect to the unavailable portion of the Commitment for the period subsequent to the date of receiving such designation by the Agent shall be three-sixteenths of one percent (3/16%) rather than three-eighths of one percent (3/8%) as specified in Section 2.3. The Company may thereafter, upon not less than three (3) Business Days' prior written notice to the Agent, elect to make available hereunder all or any portion of the Commitment previously designated as unavailable, in increments of $5,000,000, provided, that the Company shall pay to the Agent for the Banks' ratable benefit on or before the date such reinstated availability becomes effective, a commitment fee recovery computed on such reinstated amount at the rate of three-sixteenths of one percent (3/16%) per annum for a period of ninety (90) days.

         2.5 Agent's Fee. The Company agrees to pay to the Agent an agency fee for its services as Agent under this Agreement in such amounts and at such times as may be agreed upon by the Company and the Agent.

         2.6 Closing Fee. The Company agrees to pay to the Agent for the pro rata benefit of the Banks a closing fee in an amount equal to $62,500, payable on the Effective Date.


                            ARTICLE III.  THE LOANS

         3.1 Disbursement of Loans. (a)The Company shall give the Agent notice of each requested Loan in substantially the form of Exhibit B hereto (with sufficient executed copies for each Bank) not later than 11:00 a.m. Detroit time (i) three Eurodollar Business Days prior to the date of such requested Loan in the case of any Eurodollar Rate Loan, and (ii) on the date of such requested Loan in the case of a Floating Rate Loan, which notice shall specify whether a Eurodollar Rate Loan or Floating Rate Loan is requested and, in the case of each requested Eurodollar Rate Loan, the Interest Period to be initially applicable to such Loan. The Agent shall provide notice of such requested Loan to each Bank by 2:00 p.m. Detroit time on the date such notice is received by the Agent.

              (b) Subject to the terms and conditions of this Agreement, the proceeds of any such requested Loan shall be made available to the Company by depositing the proceeds thereof, in immediately available funds, in an account maintained and designated by the Company at the principal office of the Agent, provided, that the proceeds of the initial Loan shall be used to pay all amounts owing to the Banks pursuant the Prior Credit Agreement and the promissory notes issued by the Company thereunder, at which time the commitments of the Banks under the Prior Credit Agreement shall be terminated. Each Bank, on the date of any such requested Loan, shall make its pro rata share of such Loan available in immediately available funds at the principal office of the Agent for disbursement to the Company. Unless the Agent shall have received notice from any Bank prior to the date of any requested borrowing under this Section 3.1 that such Bank will not make available to the Agent such Bank's pro rata portion of such borrowing, the Agent may assume that such Bank has made such portion available to the Agent on the date of such borrowing in accordance with this Section 3.1(b). If and to the extent such Bank shall not have so made such pro rata portion available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Company, and such Bank and the Company severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount is made available to the Company by the Agent until the date such amount is paid to the Agent, at a rate per annum equal to the rate at which overnight borrowings are available to the Agent from other banks in its regional federal funds market. If such Bank shall pay to the Agent such amount, the amount so paid shall constitute a Loan by such Bank as a part of such borrowing for purposes of this Agreement. The failure of any Bank to make its pro rata portion of any such borrowing available to the Agent shall not relieve any other Bank of its obligations to make available its pro rata portion of such borrowing on the date of such borrowing, but no Bank shall be responsible for failure of any other Bank to make such pro rata portion available to the Agent on the date of any such borrowing. Acceptance by the Company of any Loan in an amount less than the amount requested by the Company as a result of any Bank's failure to make its pro rata portion of such borrowing available shall not constitute a waiver of the Company's right against such Bank for any damages resulting therefrom.

              (c) All borrowings hereunder shall be evidenced by the Notes, and all such borrowings shall be due and payable and bear interest as provided in Article IV hereof. Each Bank is hereby authorized by the Company to note on the schedule attached to its Note or on its books and records, the date, the amount of its pro rata share of and the type of each Loan and the duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon, and the other information provided for on such schedule, which schedule shall constitute prima facie evidence of the information so noted, provided that failure of any Bank to make any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of the Loans, all accrued interest thereon and other amounts payable with respect thereto in accordance with the terms of the Notes and this Agreement. Subject to the terms and conditions of this Agreement, the Company may borrow, prepay pursuant to Section 4.1 and reborrow Loans under this Section 3.1.

         3.2 Conditions for Disbursement of Initial Loan. The obligation of the Banks to make the initial Loan hereunder is subject to receipt by each Bank of the following documents and satisfaction of the following conditions, each in form and substance satisfactory to each Bank:

              (a) Certificates of recent date of the appropriate authority or official of the Company's state of incorporation listing all charter documents of the Company on file in that office and certifying as to the good standing and corporate existence of the Company, together with copies of such charter documents of the Company certified as of a recent date by such authority or official and certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

              (b) Copies of the by-laws of the Company, together with all authorizing resolutions and evidence of other corporate action taken by the Company to authorize the execution, delivery and performance by the Company of this Agreement and the Notes and the consummation of the transactions contemplated hereby, each certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

              (c) Certificates of incumbency of the Company containing, and attesting to the genuineness of, the signatures of those officers authorized to act on behalf of the Company in connection with this Agreement and the Notes and the consummation of the transactions contemplated hereby, certified as true and correct as of the Effective Date by a duly authorized officer of the Company;

              (d) The Notes duly executed on behalf of the Company, appropriately completed for each Bank and dated on or before the date of such Loan;

              (e) The favorable written opinion of Warner, Norcross & Judd, counsel for the Company, with respect to each of the matters as any of the Banks may reasonably request;

              (f)  Payment of the closing fee described in Section 2.6;
and

              (g) Simultaneously with disbursement of the initial Loan hereunder, payment in full of all principal of all promissory notes issued pursuant to the Prior Credit Agreement and all accrued interest thereon through the Effective Date, together with payment in full of all other indebtedness under the Prior Credit Agreement, including without limitation the payment of all commitment and facility fees accrued through the Effective Date under the Prior Credit Agreement, and on the Effective Date all commitments to lend under the Prior Credit Agreement shall terminate.

         3.3 Conditions for Disbursement of Each Loan. The obligation of the Banks to make any Loan (including the initial Loan) is subject to the satisfaction of the following conditions precedent:

              (a) The representations and warranties contained in Article VI shall be true and correct on and as of the date such Loan is made as if such representations and warranties were made on and as of such date; and

              (b) No Event of Default, and no event or condition which would become such an Event of Default with notice or lapse of time, or both, shall exist or shall have occurred and be continuing on the date such Loan is made.

The Company shall be deemed to have made a certification to the Banks at the time of the making of each Loan to the effects set forth in clauses (a) and (b) of this Section 3.3.

         3.4  Minimum Amounts.   Except for conversions and prepayments of
all Loans of a particular type and conversions or payments required pursuant to Section 4.4 or Article V, each Eurodollar Rate Loan and each conversion and prepayment thereof shall be in a minimum amount of $4,000,000 and in an integral multiple of $1,000,000, and each Floating Rate Loan and each conversion and prepayment thereof shall be in a minimum amount of $1,000,000 and in an integral multiple of $100,000.

         3.5 Subsequent Elections as to Loans. The Company may elect to continue a Eurodollar Rate Loan of one type as a Eurodollar Rate Loan of the then-existing type or may elect to convert a Eurodollar Rate Loan of one type to a Loan of another type by giving notice thereof to the Agent (with sufficient executed copies for each Bank) in substantially the form of Exhibit C hereto not later than 11:00 a.m. Detroit time (a) three Eurodollar Business Days prior to the date any such continuation of or conversion to a Eurodollar Rate Loan is to be effective, and (b) on the date such continuation or conversion is to be effective in all other cases, provided that an outstanding Eurodollar Rate Loan may only be converted on the last day of the then-current Interest Period with respect to such Loan and, provided further, if a continuation of a Loan as, or a conversion of a Loan to, a Eurodollar Rate Loan is requested, such notice shall also specify the Interest Period to be applicable thereto upon such continuation or conversion. The Agent shall provide notice of such election to each Bank by 2:00 p.m. Detroit time on the date such notice is received by the Agent. If the Company shall fail timely to deliver such a notice with respect to any outstanding Eurodollar Rate Loan, the Company shall be deemed to have elected to convert such Loan to a Floating Rate Loan on the last day of the then-current Interest Period with respect to such Loan.

         3.6 Discretion of the Banks as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, each Bank shall be entitled to fund and maintain its funding of all or any part of its portion of the Loans in any manner it sees fit, it being understood, however that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurodollar Rate Loan during each related Interest Period through the purchase of deposits in the relevant interbank market having a maturity corresponding to such related Interest Period and bearing an interest rate equal to the Eurodollar Rate for such Interest Period.


                 ARTICLE IV.  PAYMENTS AND PREPAYMENTS OF LOANS

         4.1 Principal Payments. Unless earlier payment is required under this Agreement, the Company shall pay to the Banks on the Termination Date the outstanding principal amount of the Loans.

         4.2 Interest Payments. The Company shall pay interest to the Banks on the unpaid principal amount of each Loan, for the period commencing on the date such Loan is made until such Loan is paid in full, on each Interest Payment Date and at maturity (whether at stated maturity, by acceleration or otherwise), and thereafter on demand, at the following rates per annum:

              (a) During such periods that such Loan is a Floating Rate Loan, the Prime Rate.

              (b) During such periods that such Loan is an Eurodollar Rate Loan, the Eurodollar Rate applicable to such Loan for each related Eurodollar Interest Period.

              (c) Notwithstanding any of the foregoing paragraphs, the Company hereby agrees to pay interest on demand at the Overdue Rate on the outstanding principal amount of any Loan and any other amount payable by the Company hereunder (other than interest) commencing upon the occurrence and continuing thereafter during the continuance of any Event of Default.

         4.3 Optional Prepayment. The Company may at any time and from time to time prepay all or a portion of the Loans without premium or penalty, provided that the Company may not prepay any portion of any such Loan as to which an election for a continuation of or a conversion to any Eurodollar Rate Loan is pending pursuant to Section 3.5 and, provided, further, that unless earlier payment is required under this Agreement, any such Eurodollar Rate Loan may only be prepaid on the last day of the then-current Interest Period with respect to such Loan.

         4.4 Mandatory Prepayment. In addition to all other payments and prepayments made by the Company on the Loans, if at any time the aggregate Loans exceeds the aggregate Commitment of the Banks, the Company shall forthwith pay to the Banks an amount not less than the amount of such excess.

         4.5 Payment Method. All payments to be made by the Company hereunder will be made in Dollars and in immediately available funds to the Agent for the account of the Banks at its address set forth in Section 10.2 not later than 11:00 a.m. Detroit time on the date on which such payment shall become due. Payments received after 11:00 a.m. Detroit time shall be deemed to be payments made prior to 11:00 a.m. Detroit time on the next succeeding Business Day. At the time of making each such payment, the Company shall specify to the Agent that obligation of the Company hereunder to which such payment is to be applied or, in the event that the Company fails to so specify or if an Event of Default shall have occurred and be continuing, the Agent may apply such payments as it may determine in its sole discretion. On the day such payments are deemed received, the Agent shall remit to the Banks their pro rata shares of such payments, in immediately available funds, (a) in the case of payments of principal of and interest on the Loans, determined with respect to each such Bank by the ratio which the outstanding principal balance of its Note bears to the outstanding principal amount of all Notes, and (b) in the case of fees paid pursuant to Article II and other amounts payable hereunder, determined with respect to each such Bank by the ratio which the Commitment of such Bank bears to the Commitments of all the Banks.

         4.6 No Setoff or Deduction. All payments of principal of and interest on the Loans and other amounts payable by the Company hereunder shall be made by the Company without setoff or counterclaim, and free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority.

         4.7 Payment on Non-Business Day; Payment Computations. Except as otherwise provided in this Agreement to the contrary, whenever any installment of principal of, or interest on, any Loan outstanding hereunder or any other amount due hereunder becomes due and payable on a day which is not a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, in the case of any installment of principal, interest shall be payable thereon at the rate per annum determined in accordance with this Agreement during such extension. Computations of interest and other amounts due under this Agreement shall be made on the basis of a year of 360 days for the actual number of days elapsed, including the first day but excluding the last day of the relevant period.

                 ARTICLE V. YIELD PROTECTION AND CONTINGENCIES

         5.1 Additional Costs. In the event that the adoption after the Effective Date of any applicable law, treaty, rule or regulation (whether domestic or foreign), or any interpretation or administration after the Effective Date of any applicable law, treaty, rule or regulation (whether domestic or foreign) by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive of any such authority (whether or not having the force of law), shall (a) affect the basis of taxation of payments to any Bank of any amounts payable by the Company under this Agreement (other than federal or state income taxes or taxes imposed on the overall net income of the Bank or the Michigan Single Business Tax), or (b) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by any Bank, or (c) shall impose any penalty or other condition with respect to this Agreement, the Notes or the Loans, and the result of any of the foregoing is to increase the cost to any Bank of making or maintaining any Eurodollar Rate Loan or to reduce the amount of any sum receivable by such Bank thereon, then, provided the Bank has complied with the notice provisions of this Section 5.1, the Company shall pay to such Bank, from time to time upon request by such Bank, additional amounts sufficient to compensate the Bank for such increased cost to or reduced sum receivable by the Bank to the extent such Bank is not expressly compensated therefor in the computation of the interest rate applicable to such Loan. Any Bank seeking reimbursement shall give the Company written notice, in reasonable detail, of the law, treaty, rule or regulation, or any interpretation or administration thereof, which may give rise to the increased cost or reduced sum receivable to the Bank and the reimbursement obligation of the Company. Such notice, together with a detailed statement as to the amount of such increased cost or reduced sum receivable, prepared in good faith, shall be given to the Company within 90 days after such Bank has actual notice of such law, treaty, rule or regulation, or any applicable interpretation or administration thereof, and the Company shall make payment to such Bank of the amount due within 15 days after receipt by the Company of such notice and statement.

         5.2 Limitation of Requests and Elections. Notwithstanding any other provision of this Agreement to the contrary, if, upon receiving a request for a Eurodollar Rate Loan pursuant to Section 3.1, or a request for a continuation of a Eurodollar Rate Loan as a Eurodollar Rate Loan of the then existing type pursuant to Section 3.5, or conversion of a Loan to a Eurodollar Rate Loan pursuant to Section 3.5, (a) in the case of any Eurodollar Rate Loan, deposits in Dollars for periods comparable to the Interest Period elected by the Company are not available to any Bank in the relevant inter-bank or secondary market, or (b) the Eurodollar Rate will not adequately and fairly reflect the cost to any Bank of making or maintaining the related Eurodollar Rate Loan, as the case may be, or (c) by reason of national or international financial, political or economic conditions or by reason of any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect, or the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, it is impracticable, unlawful or impossible for any Bank (i) to make the relevant Eurodollar Rate Loan or (ii) to continue such Eurodollar Rate Loan as a Eurodollar Rate Loan of the then existing type or (iii) to convert a Loan to such a Eurodollar Rate Loan, then the Company shall not be entitled, so long as such circumstances continue, to request a Eurodollar Rate Loan of the affected type pursuant to Section 3.1 or a continuation of or conversion to a Eurodollar Rate Loan of the affected type pursuant to
Section 3.5. In the event that such circumstances no longer exist, the Banks shall again consider requests for Eurodollar Rate Loans of the affected type pursuant to Section 3.1, and requests for continuations of and conversions to Eurodollar Rate Loans of the affected type pursuant to
Section 3.5.

         5.3 Illegality and Impossibility. In the event that any applicable law, treaty, rule or regulation (whether domestic or foreign) now or hereafter in effect and whether or not presently applicable to any Bank, or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive of such authority (whether or not having the force of law), including without limitation exchange controls, shall make it unlawful or impossible for any Bank to maintain any Eurodollar Rate Loan under this Agreement, the Company shall upon receipt of notice thereof from such Bank, repay in full to all of the Banks the then outstanding principal amount of each Eurodollar Rate Loan so affected together with all accrued interest thereon to the date of payment and all amounts due to the Banks, if any, under Section 5.5, (a) on the last day of the then-current Interest Period applicable to such Loan if the Bank may lawfully continue to maintain such Loan to such day, or (b) immediately if the Bank may not continue to maintain such Loan to such day.

         5.4 Additional Contingencies. If by reason of the adoption after the Effective Date of any applicable law, treaty, rule or regulation, or any interpretation or administration after the Effective Date of any applicable law, treaty, rule or regulation by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any request or directive of such authority (whether or not having the force of law), the ability of the Agent to establish the Prime Rate shall be limited or restricted (other than by limitations or restrictions affecting the charging of interest generally), the Agent shall promptly provide notice thereof to the Company and the Banks. Thereafter, the Company, the Agent and the Banks shall negotiate with a view to agreeing to a mutually acceptable alternative basis to make and maintain Floating Rate Loans. If an alternative basis is agreed upon within 30 days after the date of such notice, it shall apply in accordance with the terms of such agreement. If such alternative basis is not agreed upon within such 30-day period, the Company shall on the 31st day after such notice is given repay in full the then-outstanding principal amount of each Floating Rate Loan so affected together with accrued interest thereon (computed at the rate applicable to such Floating Rate Loans immediately preceding the imposition of such limitations or restrictions for the period after such imposition) and, during the continuance of such circumstances, the Company shall not be entitled to request Floating Rate Loans so affected pursuant to Section 3.1 or continuations of or conversions to Floating Rate Loans so affected pursuant to Section 3.5.

         5.5 Indemnification. If the Company makes any payment of principal with respect to any Eurodollar Rate Loan on any other date than the last day of an Interest Period applicable thereto (whether pursuant to Section 4.4, Section 5.3, Section 8.2 or otherwise), or if the Company fails to borrow any Eurodollar Rate Loan after notice has been given in accordance with Section 3.1 (except if such failure is due to circumstances described in Section 5.2), or fails to make any payment of principal or interest in respect of a Eurodollar Rate Loan when due, the Company shall reimburse each Bank on demand for any resulting loss or expense incurred by each such Bank, including without limitation any loss incurred in obtaining, liquidating or employing deposits from third parties, provided that (a) the Company shall not be required to reimburse any Bank under this
Section 5.5 for any such loss or expense not attributable to the relevant Loan (i.e., the Loan with respect to which such nonconforming payment is made, or the Loan that is not borrowed by the Company after such notice is given, or the Loan with respect to which such due payment is not made) being a Eurodollar Rate Loan, and (b) the Company shall have no liability under this Section 5.5 with respect to any prepayment pursuant to Section
5.3 that is required due to the application of any law, treaty, rule or regulation, any interpretation or administration thereof, or any request or directive, as the case may be, in effect prior to the Effective Date. A detailed statement as to the amount of such loss or expense, prepared in good faith and submitted by such Bank to the Company, shall be prima facie evidence of the amount thereof.

         5.6 Capital Adequacy. In the event that the adoption after the Effective Date of any applicable law, treaty, rule or regulation (whether domestic or foreign), or any interpretation or administration after the Effective Date of any applicable law, treaty, rule or regulation by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank or any corporation controlling such Bank with any request or directive of any such authority (whether or not having force of law) regarding capital adequacy or a change therein, or compliance by any Bank, any such controlling corporation or any of their branches with any request or directive regarding capital adequacy of any such authority, has or would have the effect of reducing the rate of return on such Bank's or such controlling corporation's capital as a consequence of its obligations hereunder to a level below that which such Bank or such controlling corporation would have achieved but for any of the foregoing by an amount deemed by such Bank to be material, the Company shall pay to such Bank, from time to time upon request by such Bank, additional amounts sufficient to compensate such Bank or such controlling corporation for such reduction, provided that the Company shall not be required to pay such compensation to any Bank or corporation controlling such Bank, as the case may be, to the extent such reduction is attributable to any such law, treaty, rule or regulation, or interpretation or administration thereof, or request or directive, as the case may be, that is not generally applicable to (a) in the case of each Bank that is a national bank, all national banks, or (b) in the case of any of the Banks, all banks organized under the same authority as such Bank (i.e., if such Bank is a State of Michigan chartered bank, all State of Michigan chartered banks and if such Bank is a federal savings bank, all federal savings banks, etc.) in any of the states in which such Bank has an office. Any Bank seeking reimbursement shall give the Company written notice, and reasonable detail, of the law, treaty, rule or regulation, or any interpretation or administration thereof, which may give rise to the increased cost or reduce some receivable to the Bank or such controlling corporation and the reimbursement obligation of the Company. Such notice, together with a detailed statement as to the amount of such increased cost or reduce some receivable, prepared in good faith, shall be given to the Company within ninety (90) days after such Bank has actual notice of such law, treaty, rule or regulation, or any applicable interpretation or administration thereof, and the Company shall make payment to such Bank of the amount due within fifteen (15) days after receipt by the Company of such notice and statement.


                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that:

         6.1 Corporate Existence and Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to do business in each additional jurisdiction in which (a) such qualification is necessary under applicable law and (b) the failure to be so qualified would have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Subsidiaries taken as a whole. The Company has all requisite corporate power to own its properties land to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver this Agreement and the Notes and to engage in the transactions contemplated by this Agreement.

         6.2 Corporate Authority. The execution, delivery and performance by the Company of this Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of the Company's charter or by-laws, or of any contract or undertaking to which the Company is a party or by which the Company or its property may be bound or affected.

         6.3 Binding Effect. This Agreement is, and the Notes when delivered hereunder will be, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding at law or in equity).

         6.4 Subsidiaries. Schedule 6.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation and ownership percentage with respect to each Subsidiary of the Company. Each such Subsidiary and each corporation becoming a Subsidiary of the Company after the date hereof is and will be a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction in which (a) such qualification is necessary under applicable law and (b) the failure to be so qualified would have a material adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Subsidiaries taken as a whole, except WWW Europe, Ltd., which is in the process of being dissolved and liquidated, is not in good standing in the United Kingdom, which is the jurisdiction in which it was organized. Each Subsidiary of the Company has and will have all requisite corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted. All outstanding shares of capital stock of each class of each Subsidiary of the Company have been and will be validly issued and are fully paid and nonassessable and, except as otherwise indicated in Schedule
6.4 hereto or disclosed in writing to the Banks from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any liens, charges, encumbrances or rights of others whatsoever.

         6.5 Litigation. Except as disclosed on Schedule 6.5 hereto, there is no action, suit or proceeding pending or, to the best of the Company's knowledge, threatened against or affecting the Company or any of its Subsidiaries before or by any court, governmental authority, or arbitrator, which if adversely decided might result, either individually or collectively, in any material adverse change in the business, properties, operations or conditions, financial or otherwise, of the Company or of the Company and its Subsidiaries taken as a whole, and, to the best of the Company's knowledge, there is no basis for any such action, suit or proceeding.

         6.6 Financial Condition. The consolidated balance sheet of the Company and its Subsidiaries and the consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for the fiscal year ended December 31, 1993, and certified by Ernst & Young, independent certified public accountants, and the interim consolidated balance sheet and interim consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries, as of or for the fifth accounting period ended on May 21, 1994, copies of which have been furnished to the Banks, fairly present the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with generally accepted accounting principles consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). There has been no material adverse change in the business, properties, operations or condition, financial or otherwise, of the Company or of the Company and its Subsidiaries taken as a whole, since December 31, 1993.

         6.7 Use of Loans. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

         6.8 Consents, Etc. No consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental person or entity, including without limitation any creditor or stockholder of the Company or any of its Subsidiaries, is required on the part of the Company in connection with the execution, delivery and performance of this Agreement or the Notes or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of this Agreement or the Notes.

         6.9 Taxes. The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof.

         6.10 Title to Properties. Except as set forth in the financial statements described in Section 6.6 or as otherwise disclosed in the financial statements delivered pursuant to Section 7.1(d), the Company and its Subsidiaries have good and marketable title to, and valid indefeasible ownership interests in, all of their respective material properties and assets free and clear of any lien, charge, security interest or other encumbrance of any kind, except such as are permitted by Section 7.2(f).

         6.11 Existing Note Agreements. There is no default under any Existing Note Agreement, as amended or modified from time to time, or under any agreement, document or instrument issued in exchange or substitution therefor or as a supplement thereto, nor is there any event or condition which would, unless sooner cured, become such a default with notice or lapse of time, or both.

         6.12 Environmental and Safety Matters.  Except as described on
Schedule 6.12 attached hereto, (a) the Company and each Subsidiary is in substantial compliance with all federal, state and local laws, ordinances and regulations relating to safety and industrial hygiene or to the environmental condition, including without limitation all Environmental Laws in jurisdictions in which the Company or any Subsidiary owns or operates, or has owned or operated, a facility or site, or arranges or has arranged for disposal or treatment of hazardous substances, solid waste, or


                           -21-
other wastes, accepts or has accepted for transport any hazardous substances, solid wastes or other wastes or holds or has held any interest in real property or otherwise; (b) no material demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise, arising under, relating to or in connection with any Environmental Laws is pending or threatened against the Company or any of its Subsidiaries, any real property in which the Company or any such Subsidiary holds or has held an interest or any past or present operation of the Company or any Subsidiary; (c) neither the Company nor any of its Subsidiaries (i) is the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic substances, radioactive materials, hazardous wastes or related materials into the environment, (ii) has received any notice of any toxic substances, radioactive materials, hazardous waste or related materials in, or upon any of its properties in violation of any Environmental Laws, or
(iii) knows of any basis for any such investigation, notice or violation; and (d) no material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring or has occurred on, under or to any real property in which the Company or any of its Subsidiaries holds any interest or performs any of its operations, in violation of any Environmental Law. Notwithstanding the foregoing, the Company will not be in default or breach of this Section unless and until any of the events or matters referenced in this Section is reasonably expected to result in any material adverse change in the business, operations, properties, or condition, financial or otherwise, of the Company and its Subsidiaries, on a consolidated basis.

         6.13 Indebtedness. All Indebtedness of the Company and its Subsidiaries in a principal amount equal to or greater than $100,000, other than the Existing Note Agreements, is listed on Schedule 6.13 hereto.


                            ARTICLE VII.  COVENANTS

         7.1 Affirmative Covenants. The Company covenants and agrees that, until the Termination Date and thereafter until the payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, unless the Majority Banks shall otherwise consent in writing, it shall, and except as to subsection (d), shall cause each of its Subsidiaries to:

              (a) Preservation of Corporate Existence, Etc. Preserve and maintain its corporate existence, rights, privileges, licenses, franchises and permits and qualify and remain qualified as a validly existing corporation in good standing in each jurisdiction where the failure to so qualify and be in good standing would have a material adverse effect on the business, property, operations or condition, financial or otherwise, of the Company or of the Company and its Subsidiaries taken as a whole.





                           -22-

              (b) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders of any governmental authority (compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property), noncompliance with which could materially and adversely affect the financial condition or operations of the Company or of the Company and its Subsidiaries taken as a whole, or the legality, validity or enforceability of this Agreement or the Notes, except to the extent that compliance with any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or such Subsidiary.

              (c) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated.

              (d) Reporting Requirements. Furnish to the Banks the following:

                   (i) Immediately after becoming aware of the occurrence of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, a statement of the chief financial officer of the Company setting forth details of such Event of Default or such event or condition and the action which the Company has taken and proposes to take with respect thereto;

                  (ii) As soon as available and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries as of the end of such quarter, and the related consolidated statements of income, retained earnings and changes in financial position for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding fiscal year, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the chief financial officer of the Company as having been prepared in accordance with generally acceptable accounting principles, together with a certificate of the chief financial officer of the Company stating (A) that no Event of Default or event or condition which, with notice or lapse of time, or both, would constitute an Event of Default, has occurred and is continuing or, if an Event of Default or such an event or condition has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing whether compliance


                           -23-
         with Sections 7.2(a) through (d) is in conformity with the terms of this Agreement;

                 (iii) As soon as available and in any event within 90 days after the end of each fiscal year of the Company, a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such fiscal year and the related consolidated statements of income, retained earnings and changes in financial position of the Company and its Subsidiaries for such fiscal year, certified without qualifications unacceptable to either the Agent or the Majority Banks by Ernst & Young, or other independent certified public accountants selected by the Company and acceptable to the Agent, together with a certificate of such accountants stating (A) that they have reviewed this Agreement and stating further whether, in the course of their review of such financial statements, they have become aware of any Event of Default or any event or condition which, with notice or lapse of time, or both, would constitute an Event of Default and, if such an Event of Default or such a condition or event then exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation by the Company (which computation shall accompany such certificate and shall be in reasonable detail) showing whether compliance with Sections 7.2(a) through (d), is in conformity with the terms of this Agreement;

                  (iv) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to any of their respective security holders or to any securities exchange or to the Securities and Exchange Commission or any successor agency thereof;

                   (v) Promptly, written notice of any extension, renewal, supplement, amendment, modification, substitution, restatement or replacement of, to or for any Existing Note Agreement, together with a copy of such extension, renewal, supplement, amendment, modification, substitution, restatement or replacement, as the case may be, and all documents issued in connection therewith; and

                  (vi) Promptly, such other information respecting the business, properties or the condition or operations, financial or otherwise, of the Company or any of it Subsidiaries as any Bank may from time to time reasonably request.

              (e) Access to Records, Books, Etc. At any reasonable time and from time to time, permit any Bank or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective officers and employees.


                           -24-
         7.2 Negative Covenants. Until the Termination Date and thereafter until payment in full of the principal of and accrued interest on the Notes and the performance of all other obligations of the Company under this Agreement, the Company agrees that, unless the Majority Banks shall otherwise consent in writing, it shall not itself and shall not permit any Subsidiary to:

              (a) Current Ratio. Permit or suffer the consolidated Current Ratio of the Company and its Subsidiaries to be less than 1.5 to
1.0 at any time.

              (b) Tangible Net Worth. Permit or suffer consolidated Tangible Net Worth of the Company and its Subsidiaries to be less than the sum of (i) $92,000,000 plus (ii) an amount equal to 40% of the Net Income of the Company and its Subsidiaries for each fiscal quarter of the Company, such Net Income for each fiscal quarter of the Company to be added effective as of the last day of such fiscal quarter, commencing with the fiscal quarter ending June 30, 1994, provided that if such Net Income is negative in any fiscal quarter, it shall not be subtracted from the amount required to be maintained pursuant to this subsection or from any future amount to be added to the amount of Tangible Net Worth to be maintained under this subsection.

              (c) Total Liabilities to Tangible Net Worth. Permit or suffer the ratio of consolidated Total Liabilities of the Company and its Subsidiaries to consolidated Tangible Net Worth of the Company and its Subsidiaries to be greater than 1.5 to 1.0 at any time.

              (d) Fixed Charge Coverage Ratio. Permit or suffer the ratio of (i) the consolidated Net Income Available for Fixed Charges for the period of twelve-complete calendar months immediately preceding the date of any computation hereunder to (ii) the consolidated Fixed Charges for such period (the "Fixed Charge Coverage Ratio") to be less than 2.0 to
1.0 at any time.

              (e) Indebtedness. Create, incur, assume, guaranty or in any manner become liable in respect of, or suffer to exist, at any time any Indebtedness other than:

                   (i)  the Loans;
                  (ii) Indebtedness permitted by Section 5.8 of the Existing Note Agreements (including all subsections thereof as modified below), which entire Section 5.8 of the Existing Note Agreements as modified below, together with definitions of defined terms used therein and exhibits referred to therein, is by this reference incorporated and made a part of this Agreement with the same force and effect as though herein set forth in full, except that reference to "20% of Consolidated Adjusted Net Worth" contained in Section 5.8(a)(3) of the Existing Note Agreements as incorporated herein shall be deemed reference to 20% of consolidated Tangible Net Worth (as defined in this Agreement) of the Company and its Subsidiaries; and


                           -25-
                 (iii)  Indebtedness described on Schedule 7.2(e) hereto.

              (f) Liens. Create, incur or suffer to exist, any lien (including without limitation any pledge, mortgage, title retaining contract or other type of security interest, hereinafter "Liens") to exist on any of its property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, except those permitted by Section
5.9 of the Existing Note Agreements (including all subsections thereof) as modified below, which entire Section 5.9 of the Existing Note Agreements as modified below, together with defined terms used therein and exhibits referred to therein, is by this reference incorporated in and made a part of this Agreement with the same force and effect as though herein set forth in full, except that (i) Section 5.9(a)(7) of the Existing Note Agreements is excluded and not incorporated herein, and all Liens described in such
Section 5.9(a)(7) shall not be permitted unless otherwise permitted by
Section 5.9(a)(9) of the Existing Note Agreements as incorporated herein; and (ii) reference to "20% of Consolidated Adjusted Net Worth" contained in
Section 5.8(a)(3) of the Existing Note Agreements (as incorporated herein pursuant to Section 5.9(a)(9) of the Existing Note Agreements) shall be deemed reference to 20% of consolidated Tangible Net Worth (as defined in this Agreement) of the Company and its Subsidiaries.

              (g) Merger; Sale of Assets; Etc. Sell, lease, transfer or otherwise dispose of all or a substantial portion of its assets or business to any person or purchase or otherwise acquire all or a substantial portion of any assets of any person, or all or a substantial portion of the shares of stock of or other ownership interest in any other person, nor merge or consolidate with any other person; provided, however, any of the foregoing shall be permitted if permitted under Section 5.10 of the Existing Note Agreements, which Section 5.10 of the Existing Note Agreements (including all subsections thereof), together with all defined terms used therein and exhibits referred to therein, is by this reference incorporated in and made a part of this Agreement with the same force and effect as though herein set forth in full, except that (i) Section 5.10(a)(3) of the Existing Note Agreements is excluded and not incorporated herein, and all transactions described therein shall not be permitted, and (ii) all references in
Section 5.10(a)(2) of the Existing Note Agreements to the "Notes" and "this Agreement" shall be deemed references to the Notes issued by the Company to the Banks hereunder and this Agreement among the Company, the Banks and the Agent, respectively, and all references in Section 5.10 of the Existing Note Agreements to an "Event of Default" and "Default" shall mean an Event of Default hereunder and any event or condition which with notice or lapse of time, or both, would become such an Event of Default hereunder, respectively.

              (h) Nature of Business. Engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the Effective Date.

Whenever any section or other provision of the Existing Note Agreements is incorporated in Sections 7.2(e), (f) and (g) hereof or otherwise in this Agreement, such sections and provisions shall be incorporated in the form contained in the Existing Note Agreements in the form as certified by the Company to the Banks as of the Effective Date and without giving effect to any retroactive or other amendments thereto executed at any time unless described in such certification and included therewith as of the Effective Date, and such sections and provisions shall be and continue effective regardless of whether the Existing Note Agreements continue in effect or the promissory notes issued thereunder are paid, and no supplement, amendment, modification, waiver, consent or termination of the Existing Note Agreements made or granted after the Effective Date shall have any effect whatsoever upon the sections and provisions thereof as they are incorporated herein.


                             ARTICLE VIII.  DEFAULT

         8.1 Events of Default. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 10.1:

              (a) The Company shall (i) fail to pay when due any principal of the Notes, or (ii) fail to pay within five days after the date when due any interest on the Notes or any commitment or facility fees or any other amount payable hereunder; or

              (b)  Any representation or warranty made by the Company in
Article VI hereof, or in any other document or certificate furnished by or on behalf of the Company in connection with this Agreement, shall prove to have been incorrect in any material respect when made; or

              (c) The Company shall fail to perform or observe any term, covenant or agreement contained in Section 7.2 other than subsection (f); or

              (d) The Company shall fail to perform or observe any term, covenant or agreement contained in subsection (f) of Section 7.2 and, if such failure relates to a nonconsensual Lien, either (i) such failure shall remain unremedied for 30 calendar days after the earlier of (1) the day on which the President, the Chief Executive Officer, the Chief Financial Officer or the Treasurer of the Company first obtains knowledge of such failure or (2) the day on which notice of such failure is given to the Company by the Agent or any Bank (the "Commencement Date") or (ii) the Company or its Subsidiary, as the case may be, shall fail, before the expiration of 15 calendar days after the Commencement Date, to begin, and at all times thereafter to continue, to contest such nonconsensual Lien in good faith by appropriate legal proceedings; or

              (e) The Company shall fail to perform or observe any other term, covenant or agreement contained in this Agreement (other than such failures addressed in Sections 8.1(c) and (d) above), and any such failure shall remain unremedied for 30 calendar days after notice thereof shall have been given to the Company by the Agent or any Bank; or

              (f) (i) Any Indebtedness of the Company or any of its Subsidiaries aggregating more than $3,000,000 (other than Indebtedness hereunder) becomes or is declared to be due and payable prior to the stated maturity thereof as a result of any default or event of default occurring with respect thereto, or (ii) any part of the principal of, the premium, if any, or the interest on, or any other payment of money due under, any Indebtedness of the Company or any of its Subsidiaries aggregating more than $3,000,000 is not paid when due or within the period of grace, if any, provided with respect thereto, or (iii) the Company or any of its Subsidiaries fails to perform or observe any other covenant or agreement contained in any document(s) evidencing or securing any Indebtedness aggregating more than $3,000,000, or in any agreement(s) or instrument(s) under which any such Indebtedness was issued or created, and such nonperformance or nonconformity continues beyond the period of grace, if any, provided with respect thereto, if the effect of such failure is to cause, or permit the holder or holders of such Indebtedness (or a trustee on behalf of such holder or holders) to cause, or permit any party to such document to cause, any payment in respect of such Indebtedness aggregating more than $3,000,000 to become due prior to their respective due dates, including without limitation the occurrence of any event of default of the Company or any of its Subsidiaries under any of the Existing Note Agreements; or

              (g) One or more judgments or orders for the payment of money which, together with other such judgments or orders which are not otherwise covered by insurance or reserves, exceed the aggregate amount of $5,000,000, shall be rendered against the Company or any of its Subsidiaries and (i) enforcement proceedings shall have been commenced by any creditor upon such judgment(s) or order(s) in such aggregate amount and for a period of 20 consecutive days after commencement of such proceedings
(A) such judgment(s) or order(s) in such aggregate amount shall have remained unsatisfied and (B) such proceedings shall have remained unstayed, or (ii) for a period of 20 consecutive days, such judgment(s) or order(s) in such aggregate amount shall have remained unsatisfied and a stay of enforcement thereof, by reason of pending appeal or otherwise, shall not have been in effect, or (iii) the total of such judgment(s) or order(s) with respect to which at least one of the foregoing clauses (i) and (ii) applies shall equal or exceed $5,000,000; or

              (h) The occurrence of any "reportable event," as defined in ERISA, which is finally determined after all applicable appeal periods have expired to constitute grounds (i) for termination by the PBGC of any Plan maintained by or on behalf of the Company or any trade or business (whether or not incorporated) which together with the Company would be treated as a single employer under Section 4001 of ERISA or (ii) for the appointment by the appropriate United States District Court of a trustee to administer such Plan and such reportable event is not corrected and such determination is not revoked within 30 days after notice thereof has been given to the administrator of such Plan or to the Company or such trade or business, as the case may be; or the institution of proceedings by the PBGC to terminate any such Plan or to appoint a trustee to administer such Plan and the failure of the Company to (i) appropriately, diligently and in good faith successfully contest such proceedings within the applicable required period therefor or (ii) to establish adequate financial reserves on its books and records with respect thereto; or the appointment of a trustee by the appropriate United States District Court to administer any such Plan; or

              (i) The Company or any of its Material Subsidiaries shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Material Subsidiaries, any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property, and, if such proceeding is instituted against the Company or such Material Subsidiary and is being contested by the Company or such Material Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceedings shall remain undismissed or unstayed for a period of 60 days; or the Company or such Material Subsidiary shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection.

         8.2 Remedies. (a) Upon the occurrence and during the continuance of any Event of Default, the Agent shall, upon being directed to do so by the Majority Banks, by notice to the Company terminate the Commitments or declare the outstanding principal of, and accrued interest on, the Notes and all other amounts due under this Agreement to be immediately due and payable, or both, whereupon the Commitments shall terminate forthwith or all such amounts shall become immediately due and payable, or both, as the case may be, provided that in the case of any event or condition described in Section 8.1(i) with respect to the Company, the Commitments shall automatically terminate forthwith and all such amounts shall automatically become immediately due and payable without notice; in each case without demand, presentment, protest, diligence, notice of dishonor or other formality, all of which are hereby expressly waived.

              (b) Upon the occurrence and during the continuance of any Event of Default, the Agent may, and upon being directed to do so by the Majority Banks shall, in addition to the remedies provided in Section 8.2(a), enforce its rights and those of the Banks either by suit in equity, or by action at law, or by other appropriate proceedings, whether for the specific performance (to the extent permitted by law) of any covenant or agreement contained in this Agreement or in the Notes or in aid of the


                           -29-
exercise of any power granted in this Agreement or the Notes, and may enforce the payment of the Notes and any of its other rights available to the Agent or the Banks at law or in equity.

              (c) Upon the occurrence and during the continuance of any Event of Default hereunder and, except for the occurrence of any Event or Default set forth in Section 8.1(i), a declaration of acceleration pursuant to Section 8.2(a), each Bank may at any time and from time to time, without notice to the Company (any requirement for such notice being expressly waived by the Company) set off and apply against any and all of the obligations of the Company to the Banks and the Agent now or hereafter existing under this Agreement any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank to or for the credit or the account of the Company and any property of the Company from time to time in possession of such Bank, irrespective of whether the Banks shall have made any demand hereunder and although such obligations may be contingent and unmatured. The rights of the Banks under this Section 8.2(c) are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Banks may have.


                      ARTICLE IX. THE AGENT AND THE BANKS

         9.1 Appointment of Agent. NBD Bank, N.A. is hereby appointed Agent for the Banks and accepts such appointment and agrees to act as such upon the conditions herein set forth. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement, and shall not, by reason of this Agreement, have a fiduciary relationship with any Bank.

         9.2 Scope of Agency. Neither the Agent nor any of its directors, officers or agents shall be liable for any action taken or omitted by any of them hereunder or under the Notes, except for its, his or her own gross negligence or willful misconduct and except as provided in
Section 9.3; or be responsible for any recitals, warranties or representations herein or in the Notes or for the execution or validity of this Agreement or the Notes; or be required to make any inquiry concerning the performance by the Company of any of its obligations under this Agreement or the Notes. In the absence of gross negligence or willful misconduct, the Agent shall be entitled to rely, without liability therefor, upon any certificate or other document or other communication believed by it to be genuine and correct and to have been signed or sent by the proper officer or person and upon the advice of legal counsel (which may be legal counsel for the Company), independent public accountants and other experts concerning all matters pertaining to the agency. The Company agrees, upon demand, to pay or to reimburse the Agent for the payment of all reasonable compensation of such counsel, accountants and other experts and all other reasonable out-of-pocket expenses of the Agent. To the extent that the Company shall fail to pay or to reimburse the Agent for the payment of the same, each Bank shall reimburse the Agent pro rata in accordance with the Commitments, and any such amount so paid shall be


                           -30-
immediately due and payable to the Banks by the Company. The Banks agree to indemnify the Agent ratably in accordance with the Commitments for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as such in any way relating to or arising out of this Agreement or the transactions contemplated hereby, provided that no Bank shall be liable for any of the foregoing to the extent they arise from the Agent's gross negligence or willful misconduct.

         9.3 Duties of Agent. In carrying out the agency, the Agent shall have only the duties and responsibilities expressly set forth in this Agreement and in performing such duties and responsibilities the Agent shall exercise the same degree of care as it would if the Loans were entirely for its own account, but the Agent shall not be deemed to have knowledge of the occurrence of any Event of Default, or any event or condition which with notice or lapse of time, or both, could become such an Event of Default and need not take or continue any action with respect thereto or toward the enforcement of this Agreement or the Notes, nor prosecute or defend any suit with respect to this Agreement or the Notes, unless directed to do so by the Majority Banks and unless indemnified to its satisfaction against any loss, cost, liability or expense which it might incur as a consequence of taking such action. The Agent may employ agents and attorneys and shall not be answerable for the negligence or misconduct of any such agents or attorneys selected by it with reasonable care. The Agent in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent hereunder. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Company and its Subsidiaries in connection with its decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement.

         9.4 Resignation of Agent. The Agent may resign as such at any time upon 30 days' prior written notice to the Company and the Banks. In the event of any such resignation, the Majority Banks shall, by an instrument in writing delivered to the Company and the Agent, appoint a successor which shall be an incorporated bank or trust company. If a successor is not so appointed or does not accept such appointment at least 5 days before the Agent's resignation becomes effective, the Agent may appoint a temporary successor to act until such appointment by the Majority Banks is made and accepted. Any successor to the Agent shall execute and deliver to the Company and the Banks an instrument accepting such appointment and thereupon such successor Agent, without further act, deed, conveyance or transfer shall become vested with all of the properties, rights, interests, powers, authorities and obligations of its predecessor hereunder with like effect as if originally named as Agent hereunder. Upon request of such successor Agent, the Company and the Agent ceasing to act


                           -31-
shall execute and deliver such instruments of conveyance, assignment and further assurance and do such other things as may reasonably be required for more fully and certainly vesting and confirming in such successor Agent all such properties, rights, interests, powers, authorities and obligations.

         9.5 Pro Rata Sharing by Banks. Each Bank agrees with every other Bank that, in the event that it shall receive and retain any payment on account of any Note in excess of its pro rata portion, according to the principal amount of the Notes then outstanding, of the payment due all of the Banks, whether such payment be voluntary, involuntary or by operation of law, by application of set-off of any indebtedness or otherwise, then such Bank shall promptly purchase from the other Banks, without recourse, for cash and at face value, ratably in accordance with the principal amount of the Notes then outstanding, interests in the Notes of the other Banks in such an amount that each Bank shall have received payment pro rata on account of the Notes in accordance with the unpaid principal amount thereof then owing to it; provided, that if any such purchase be made by any Bank and if any such excess payment relating thereto or any part thereof is thereafter recovered from such Bank, appropriate adjustment in the related purchase from the other Banks shall be made by rescission and restoration of the purchase price as to the portion of such excess payment so recovered. It is further agreed that, to the extent there is then owing by the Company to any Bank Indebtedness other than that evidenced by the Notes, to which such Bank may apply any involuntary payments of indebtedness by the Company, including those resulting from exercise of rights of set-off or similar rights, such Bank shall apply all such involuntary payments first to obligations of the Company to the Banks hereunder and under the Notes and then to such other Indebtedness owed to such Bank by the Company.


                           ARTICLE X.  MISCELLANEOUS

         10.1 Amendments; Etc. This Agreement and any term or provision hereof may be amended, waived or terminated by an instrument in writing executed by the Company and the Majority Banks, provided that, except by an instrument in writing executed by the Company and all of the Banks, no such amendment, waiver or termination shall:

              (a) Authorize or permit the extension of the time or times of payment or prepayment of the principal of, or interest on, the Notes or any of them, including without limitation amending the Termination Date, or the increase or reduction in principal amount thereof or the reduction in the rate of interest thereon, or the rate of any fees or compensating balances or any other modification in the terms of the payment or prepayment of the principal of or interest on the Notes; or

              (b) Amend or change the respective amounts of the Banks' Commitments set forth in Section 2.1, or reduce the percentage of the




                           -32-
aggregate principal amount of the Notes required by the provisions of this Section for the taking of any action under this Section 10.1; or

              (c) Permit the termination of the obligations of any Bank hereunder, provided that upon any such termination, (i) the Company shall have the option to select a bank to replace such terminating Bank and to assume the rights and obligations of such Bank hereunder, provided that such replacement bank is acceptable to each non-terminating Bank, and (ii) in the event that such terminating Bank is not so replaced, each non-terminating Bank shall be entitled, but shall not be obligated, to increase its Commitment by an amount equal to that amount of the terminating Bank's Commitment bearing the same ratio to such terminating Bank's Commitment as such non-terminating Bank's Commitment bears to the aggregate Commitment of all non-terminating Banks. In the event that any non-terminating Bank shall not elect to increase its Commitment as specified in clause (ii), each Bank making such election shall be entitled, but shall not be obligated, to further increase its Commitment by an amount equal to that amount of each non-electing Bank's Commitment bearing the same ratio to such non-electing Bank's Commitment as such electing Bank's Commitment bears to the aggregate Commitment of all electing Banks. The procedure set forth in the preceding sentence shall be followed until the entire Commitment of the terminating Bank is allocated or until no non-terminating Bank shall desire to further increase its Commitment.

         Any such amendment, waiver or termination shall be effective only in the specific instance and for the specific purpose for which given.

         10.2 Notices. (a) Except as otherwise provided in Section 10.2(c), all notices, requests, consents and other communications hereunder shall be in writing and shall be delivered or sent to the Company at 9341 Courtland Drive, Rockford, Michigan 49351, Attention: Treasurer; and to the Agent at 611 Woodward Avenue, Detroit, Michigan 48226, Attention:
Michigan Banking Division; and to the Banks at the respective addresses for notices set forth on the signature pages hereof, or to such other address as may be designated by the Company, the Agent or any Bank by notice to the other parties hereto. All notices shall be deemed to have been given at the time of actual delivery thereof to such address or, if sent by the Agent or any Bank to the Company by certified or registered mail, postage prepaid, to such address, on the date of mailing.

              (b) Notices by the Company with respect to terminations or reductions of the Commitments pursuant to Section 2.2, requests for Loans pursuant to Section 3.1, requests for continuations or conversions of Loans pursuant to Section 3.5 and notices of prepayment pursuant to Section 4.3 shall be irrevocable and binding on the Company.

              (c) Any notice to be given by the Company to the Banks pursuant to Sections 3.1, 3.5 or 4.3 and any notice to be given by the Banks hereunder, may be given by telephone or by facsimile transmission and must be immediately confirmed in writing in the manner provided in Section 10.2(a). Any such notice given by telephone and facsimile transmission



                           -33-

shall be deemed effective upon receipt thereof by the party to whom such notice is given.

         10.3 Conduct No Waiver; Remedies Cumulative. No course of dealing on the part of the Agent or the Banks, nor any delay or failure on the part of the Agent or the Banks in exercising any right, power or privilege hereunder shall operate as a waiver of such right or privilege or otherwise prejudice the Agent's or any Bank's rights and remedies hereunder; nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right, power or privilege. No right or remedy conferred upon or reserved to the Banks under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right or remedy given hereunder or now or hereafter existing under any applicable law. Every right and remedy given by this Agreement or by applicable law to the Agent or the Banks may be exercised from time to time and as often as may be deemed expedient by them.

         10.4 Reliance on and Survival of Various Provisions. All terms, covenants, agreements, representations and warranties of the Company made herein or in any certificate or other document delivered pursuant hereto shall be deemed to be material and to have been relied upon by each Bank, notwithstanding any investigation heretofore or hereafter made by any Bank or on any Bank's behalf, and those covenants and agreements of the Company set forth in Article V and in Section 10.5 shall survive the repayment in full of the Loans and the termination of the Commitments.

         10.5 Expenses. The Company agrees to pay and save the Agent and the Banks harmless from liability for the payment of (a) the reasonable fees and expenses of Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for the Agent, in connection with the preparation, execution and delivery of this Agreement and the Notes and the consummation of the transactions contemplated hereby, and in connection with any amendments, waivers or consents in connection therewith, and (b) all reasonable costs and expenses of the Agent and the Banks (including reasonable fees and expenses of counsel) in connection with any Event of Default or the enforcement of this Agreement or the Notes.

         10.6 Successors and Assigns. (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that the Company may not, without the prior consent of the Banks, assign its rights or obligations hereunder or under the Notes and the Banks shall not be obligated to make any Loan hereunder to any entity other than the Company.

              (b) Any Bank may sell a participation interest to any financial institution or institutions, and such financial institution or institutions may further sell, a participation interest (undivided or divided) in, the Loans and such Bank's rights and benefits under this Agreement and the Notes, and to the extent of that participation, such




                           -34-
participant or participants shall have no rights or benefits against the Company hereunder, provided, however, that (i) such Bank's obligations under this Agreement shall remain unmodified and fully effective and enforceable against such Bank, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of its Note for all purposes of this Agreement, (iv) the Company, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement, and (v) such Bank shall not grant to its participant any rights to consent or withhold consent to any action taken by such Bank or the Agent under this Agreement other than action requiring the consent of all of the Banks hereunder.

              (c) Each Bank may, with the prior consent of the Company and the Agent (and not otherwise), assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations, (ii) except in the case of an assignment of all of a Bank's rights and obligations under this Agreement, (A) the amount of the Commitment of the assigning Bank being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $3,000,000, and in integral multiples of $1,000,000 thereafter, or such lesser amount as the Company and the Agent may consent to and (B) after giving effect to each such assignment, the amount of the Commitment of the assigning Bank when the Commitments are at their lower amounts shall in no event be less than $3,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording, an Assignment and Acceptance in the form of Exhibit D hereto (an "Assignment and Acceptance"), together with any Note or Notes subject to such assignment and a processing fee of $5,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

              (d) The Agent shall at all times maintain a minimum Commitment of $3,000,000, unless such Commitment is terminated pursuant to
Section 2.2 or 8.2.

         10.7 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the


                           -35-
same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart, and this Agreement shall enter into force and effect only if counterparts executed by the Company and by each Bank named in Section 2.1(a) are returned to and executed by the Agent. Upon such execution by the Agent, this Agreement shall be deemed effective as of the Effective Date.

         10.8 Governing Law. This Agreement is a contract made under, and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with, the laws of the State of Michigan applicable to contracts made and to be performed entirely within such State.

         10.9 Headings. The headings of the various subdivisions hereof are for the convenience of reference only and shall in no way modify any of the terms or provisions hereof.

         10.10 Construction of Certain Provisions. All computations required hereunder and all financial terms used herein shall be made or construed in accordance with generally accepted accounting principles unless such principles are inconsistent with the express requirements of this Agreement. If any provision of this Agreement refers to any action to be taken by any person, or which such person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person, whether or not expressly specified in such provision.

         10.11 Integration and Severability. This Agreement embodies the entire agreement and understanding among the Company, the Agent and the Banks, and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any one or more of the obligations of the Company under this Agreement or the Notes shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining obligations of the Company shall not in any way be affected or impaired thereby, and such invalidity, illegality or enforceability in one jurisdiction shall not affect the validity, legality or enforceability of the obligations of the Company under this Agreement or the Notes in any other jurisdiction.

         10.12 Interest Rate Limitation. Notwithstanding any provisions of this Agreement or the Notes, in no event shall the amount of interest paid or agreed to be paid by the Company exceed an amount computed at the highest rate of interest permissible under applicable law. If, from any circumstances whatsoever, fulfillment of any provision of this Agreement or the Notes at the time performance of such provision shall be due, shall involve exceeding the interest rate limitation validly prescribed by law which a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to an amount computed at the highest rate of interest permissible under applicable law, and if for any reason whatsoever the Banks shall ever receive as interest an amount which would be deemed unlawful under such applicable law, such interest shall be automatically applied to the payment of principal of the


                           -36-
Loans outstanding hereunder (whether or not then due and payable) and not to the payment of interest, or shall be refunded to the Company if such principal has been paid in full.

         10.13 Independence of Covenants. All covenants contained herein shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant shall not avoid the occurrence of an Event of Default if such action is taken or condition exits.

         10.14 Waiver of Jury Trial. The Banks and the Agent and the Company, after consulting or having had the opportunity to consult with counsel, knowingly, voluntarily and intentionally waive any right any of them may have to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement or any of the transactions contemplated by this Agreement or any course of conduct, dealing, statement (whether oral or written) or actions of any of them. Neither any Bank, the Agent, nor the Company shall seek to consolidate, by counterclaim or otherwise, any such action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. These provisions shall not be deemed to have been modified in any respect or relinquished by any party thereto except by a written instrument executed by such party.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the 13th day of October, 1994, which shall be the Effective Date of this Agreement, notwithstanding the day and year first above written.

Address for Notices:                 WOLVERINE WORLD WIDE, INC.

9341 Courtland Drive
Rockford, Michigan 49351             By: /s/ Thomas P. Mundt
Attention: Treasurer
Telephone: (616) 866-5500                Its: Vice President of Strategic
Telecopy:  (616) 866-0257                       Planning and Treasurer

Address for Notices:                 NBD BANK, N.A., individually
                                         as a Bank and as Agent

611 Woodward Avenue
Detroit, Michigan  48226             By: /s/ William Goodhue
Attention: Michigan Banking Division     William Goodhue
Telephone: (313) 225-2227                     Its: Vice President
Telecopy:  (313) 225-1671

Address for Notices:                 HARRIS TRUST AND SAVINGS BANK

111 West Monroe Street
P.O. Box 755
Chicago, Illinois 60690              By: /s/ Peter Krawchuk
Attention: Peter Krawchuk                Peter Krawchuk
Telephone: (312) 461-2783                Its: Vice President
Telecopy:  (312) 461-2591


Address for Notices:                 COMERICA BANK

P.O. Box 75000
Detroit, Michigan  48275-3269        By: /s/ Robert M. Porterfield
Attention: Robert M. Porterfield         Robert M. Porterfield
Telephone: (313) 222-7802                Its: Vice President
Telecopy:  (313) 222-9516


Address for Notices:                 OLD KENT BANK AND TRUST COMPANY

Corporate Banking Department
1 Vandenberg Center                  By: /s/ Calvin Hekman
Grand Rapids, Michigan 49503             Calvin Hekman
Attention: Calvin Hekman                 Its: Vice President
Telephone: (616) 771-5265
Telecopy:  (616) 771-4641

                                   EXHIBIT A


                             REVOLVING CREDIT NOTE


$___________________                                        ______________, 1994
                                                            Detroit, Michigan


    FOR VALUE RECEIVED, the undersigned, WOLVERINE WORLD WIDE, INC., a Delaware corporation (the "Company"), hereby promises to pay to the order of ____________________, a _______________ (the "Bank"), at the principal banking office of NBD Bank, N.A., the Agent, at 611 Woodward Avenue, Detroit, Michigan, in lawful money of the United States of America and in immediately available funds, the principal sum of __________ Dollars ($__________) or such lesser aggregate principal sum outstanding of loans made by the Bank to the Company under the Credit Agreement referred to below, on the Termination Date; and to pay interest on the unpaid principal balance hereof from time to time outstanding, in like money and funds, for the period from the date hereof until such loans shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement referred to below.

    The Bank is hereby authorized by the Company to note on the schedule attached to this Note, or on its books and records, the date, amount and type of each loan made by the Bank under the Credit Agreement, the interest rate and duration of the related Interest Period (if applicable), the amount of each payment or prepayment of principal thereon and the other information provided for on such schedule, which schedule or such books and records, as the case may be, shall constitute prima facie evidence of the information so noted, provided that any failure by the Bank to make any such notation shall not relieve the Company of its obligation to repay the outstanding principal amount of this Note, all accrued interest hereon and any amount payable with respect hereto in accordance with the terms of this Note and the Credit Agreement.

    The Company and each endorser or guarantor hereof waives demand, presentment, protest, diligence, notice of dishonor and any other formality in connection with this Note. Should the indebtedness evidenced by this Note or any part thereof be collected in any proceeding or be placed in the hands of attorneys for collection, the Company agrees to pay, in addition to the principal and interest due and payable hereon, all costs of collecting this Note, including attorneys' fees and expenses.

    This Note evidences one or more loans made by the Bank under an Amended and Restated Credit Agreement, dated on or about the date hereof (as amended, supplemented, extended or otherwise modified from time to time, the "Credit Agreement"), by and among the Company, the banks






(including the Bank) named therein and NBD Bank, N.A., as agent, to which reference is hereby made for a statement of the circumstances under which this Note is subject to prepayment and under which its due date may be accelerated. Capitalized terms used but not defined in this Note shall have the respective meanings assigned to them in the Credit Agreement.




                                       WOLVERINE WORLD WIDE, INC.


                                       By: _____________________________________

                                           Its: ________________________________







































                           -2-
                    Schedule to Revolving Credit Note, dated
          __________________, 1994 made by Wolverine World Wide, Inc.
                      (in favor of ______________________)


                                    Principal
  Date                              Amount
  Loan     Principal  Type          Interest    Paid, Pre- Principal
 Made or   Amount of   of  Interest Period (if  paid or    Balance      Notation
Converted    Loan     Loan   Rate   applicable) Converted  Outstanding  Made by








































                           -3-
                                   EXHIBIT B


                                REQUEST FOR LOAN

                                                                          [Date]

NBD Bank, N.A.
Harris Trust and Savings Bank
Comerica Bank
Old Kent Bank and Trust Company


     The undersigned (the "Company") hereby requests a Loan pursuant to
Section 3.1 of the Amended and Restated Credit Agreement, dated as of October __, 1994(as amended, supplemented, extended or otherwise modified from time, the "Credit Agreement"), among the Company, each of you, and NBD Bank, N.A., as agent, in the amount of $_____________, to be made on _______________, 19__, and to be evidenced by the Company's Note. After giving effect to such Loan, the aggregate outstanding principal amount of the Loans on the date thereof will be $__________. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Credit Agreement.

     Such Loan shall be a ____________________[insert either Eurodollar Rate Loan or Floating Rate Loan] and the initial Interest Period, if such requested Loan is a Eurodollar Rate Loan, shall be ________________ [insert permitted Interest Period].

     In support of this request, the Company hereby certifies that:

     1. The representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of the date hereof, and will be true and correct on the date of the making of such Loan, as if such representations and warranties were made on and as of such dates.

     2. No Event of Default, and no event or condition which might become such an Event of Default with notice or with lapse of time, or both, has occurred and is continuing or will exist on the date of the making of such Loan.















Acceptance of the proceeds of such Loan by the Company shall be deemed to be a further representation that the representations made herein are true and correct at the time such proceeds are disbursed.


                                        WOLVERINE WORLD WIDE, INC.



                                        By:___________________________

                                           Its:_______________________










































                           -2-
                                   EXHIBIT C


                 REQUEST FOR CONTINUATION OR CONVERSION OF LOAN

                                                                          [Date]

NBD Bank, N.A.
Harris Trust and Savings Bank
Comerica Bank
Old Kent Bank and Trust Company


    The undersigned (the "Company") hereby requests that $_______ of the principal amount of the Loan originally made on _______________, 19__, which Loan is currently a ________________________ [insert type of Loan based on type of interest rate applicable], be continued as or converted to, as the case may be, a _______________________ [insert type of Loan requested based on type of interest rate desired] on _______________, 19__. If such Loan is requested to be converted to a Eurodollar Rate Loan, the Company hereby elects an Interest Period for such Loan of ______________________ [insert permitted Interest Period]. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Amended and Restated Credit Agreement, dated as of October ___, 1994 (as amended, supplemented, extended or otherwise modified from time to time, the "Credit Agreement") among the Company, each of you and NBD Bank, N.A., as agent.

    In support of this request, the Company hereby certifies that:

    1. The representations and warranties contained in Article VI of the Credit Agreement are true and correct on and as of the date hereof, and will be true and correct on the date of the continuation or conversion of such Loan, as if such representations and warranties were made on and as of such dates.

    2. No Event of Default, and no event or condition which might become such an Event of Default with notice or with lapse of time, or both, has occurred and is continuing or will exist on the date of the continuation or conversion of such Loan.















Acceptance of the continuation or conversion of such Loan by the Company shall be deemed to be a further representation that the representations made herein are true and correct at the time such proceeds are disbursed.

                                  WOLVERINE WORLD WIDE, INC.


                                  By: ________________________________

                                       Its:___________________________












































                           -2-
                                   EXHIBIT D

                           ASSIGNMENT AND ACCEPTANCE



    Reference is made to the Amended and Restated Credit Agreement, dated as of October ___, 1994 (the "Credit Agreement"), among WOLVERINE WORLD WIDE, INC., a Delaware corporation (the "Borrower"), the banks named therein (the "Banks") and NBD BANK, N.A., as agent for the Banks (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

    1. The "Assignor" and the "Assignee" referred to on Schedule 1 agree as follows:

    2. The Assignor hereby sells and assigns (without recourse) to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to the Assignor's rights and obligations under the Credit Agreement as of the date hereof equal to the percentage interest specified on Schedule 1 of all outstanding rights and obligations under the Credit Agreement. After giving effect to such sale and assignment, the Assignee's Commitments and the amounts of the Loans owing to the Assignee will be as set forth on Schedule 1.

    3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iv) attaches the Note or Notes held by the Assignor and requests that the Agent exchange such Note or Notes for a new Note or Notes payable to the order of the Assignee in an amount equal to the Commitments assumed by the Assignee pursuant hereto and the Assignor in an amount equal to the Commitments retained by the Assignor under the Credit Agreement, respectively, as specified on Schedule 1.

    4. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms of all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank; and (v) if the Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty.

    5. Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by the Agent. The effective date for this Assignment and Acceptance (the "Effective Date") shall be the date of acceptance hereof by the Agent, unless otherwise specified on Schedule 1.

    6.   Upon such acceptance by the Agent, as of the Effective Date,
(i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement. All representations and agreements by the Assignor and the Assignee herein may be relied upon by the Agent and the Banks under the Credit Agreement.

    7. Upon such acceptance and recording by the Agent, from and after the Effective Date, the Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and commitment fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

    8. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Michigan.

    9. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery




                                      -2-
of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.


    IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be executed by their officers thereunto duly authorized as of the date described in Section 4 above.


                                  [ASSIGNOR]


                                  By: ____________________________________

                                      Its: _______________________________



                                  [ASSIGNEE]


                                  ________________________________________


                                  By: ____________________________________

                                      Its: _______________________________


Accepted and Agreed:


WOLVERINE WORLD WIDE, INC.


By: __________________________

   Its: ______________________

Dated: _______________________













                                      -3-

NBD BANK, N.A. as Agent


By: __________________________

   Its: ______________________

Dated: _______________________













































                                      -4-